Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
      PCAOB REGISTERED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1 of Wolfe Creek Mining, Inc., of our report dated February 21, 2008 on our audit of the financial statements of Wolfe Creek Mining, Inc. as of December 31, 2007, and the related statements of operations, stockholders' equity and cash flows from inception June 26, 2007 through December31, 2007, and the reference to us under the caption "Experts."



/s/ Moore & Associates, Chartered
-----------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
March 10, 2008



               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                       (702) 253-7499 Fax (702) 253-7501